EXHIBIT 10.16
                         EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement"), is made as of the 8th day of May, 1997, by and between My Favorite Muffin, Too, Inc. ("MFM" or the "Corporation"), a New Jersey corporation and wholly-owned subsidiary of BAB Holdings, Inc. ("BAB"), an Illinois corporation, both having executive offices at 8501 West Higgins, Suite 320, Chicago, Illinois 60631, and Owen A. Stern ("Executive") residing at 7 Maurice Court, Kendall Park, New Jersey 08824.

BACKGROUND

A. The Corporation desires to employ Executive in connection with the conduct of the business of the corporation, and Executive desires to accept such employment on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other valuable consideration, the parties hereto, intending legally to be bound, hereby agree as follows:

1. Employment. The Corporation hereby employs Executive and Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth.

2. Term. The guaranteed term of employment of Executive under this Agreement shall commence on May 8, 1997, and shall continue, unless terminated for cause only, in accordance with the provisions of Paragraph 5 hereof, through May 8, 2001 (the "Base Term"). After expiration of this Base Term, the parties may agree to renew this Agreement. During such period after expiration of the Base Term, and prior to the undertaking of a new agreement between the parties, the Corporation's employment of Executive shall continue on a month-to-month basis.

3.  Office and Duties.
(a)  Executive shall initially serve as Vice President of Operations.
Subject to the direction of the Board of Directors and the corporation's officers designated by the Board, Executive shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Corporation in connection with the conduct of its business or the business of any subsidiary of affiliate of the Corporation. Nothing herein shall preclude the board from changing the Executive's title and duties if the Board has determined in its reasonable judgment that such change is in the Corporation's best interest, provided, without Executive's consent, such duties will not be substantially diminished from those duties initially assigned. Executive's primary duty shall be to facilitate all matters in operations as they arise for the MFM side of the business of BAB, as well as product development for all BAB companies.

(b) During the term hereof, Executive shall devote substantially all of his business time, attention and energies to the business of the corporation and its affiliates and shall not during the term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage, if such activity is likely to or has interfered in any way with Executive's duties; provided that this section shall not be construed as preventing the Executive from investing his personal assets in businesses which do not compete with the corporation in such form or manner as will not require any services on the part of the Executive in the operations or the affairs of the companies in which such investments are made in which his participation is solely that of an investor. Corporation agrees that from time to time as may be necessary, Executive may retain flexibility in the specific time Executive begins and ends his daily employment duties.

(c) During the term hereof, the principal place of employment of Executive shall be in the Chicago area. It is understood that in connection with his duties under this agreement, Executive may be required to travel to and perform services at other locations. Executive and Executive's spouse will not be required to travel simultaneously.

4. Compensation. As compensation for the services to be rendered hereunder by Executive, the Corporation agrees to pay or provide to Executive:

(a) Salary. Executive's annual salary will be (i) $80,000 for the first year of the Base Term; (ii) $100,000 for the second year of the Base Term; (iii) $120,000 for the third and fourth years of the Base Term. Executive may be entitle to receive bonuses on the same basis as the Corporation, BAB or other
BAB subsidiaries may from time to time make bonuses generally available to other executives of the Corporation, BAB or the other BAB subsidiaries.

(b)  Executive Stock Options. Executive Stock Options.
Executive may be granted stock options on the same basis as the Corporation, BAB or other BAB subsidiaries may from time to time grant stock options to other executives of the Corporation, BAB or other BAB subsidiaries.

(c) Moving and Relocation Expenses. The Corporation agrees to reimburse Executive for all moving and relocation expenses incurred by Executive in connection with this Agreement, including without limitation, transportation costs associated with housing search in anticipation relocation, mover's fees, temporary housing costs as may be necessary, broker's commissions, real estate closing costs in New Jersey and Chicago and any income taxes payable upon the foregoing, as necessitated by Executive's relocation to the Chicago, area as required by the terms of Executive's employment by the Corporation. Full payment to Executive, of the expenses enumerated in this Paragraph 4 [c] shall constitute payment of these similar expenses owed to Executive's spouse pursuant to an Employment Agreement of even date herewith, between Executive's spouse and the Corporation.

(d)  Expenses.  The Corporation agrees to reimburse
Executive in full for all necessary business, entertainment and travel expenses incurred or expended by him in connection with the performance of his duties hereunder, provided Executive submits to the corporation vouchers or expense statements satisfactorily evidencing such expenses as may be reasonable required by the corporation and such expenses are in accordance with any corporate policy with respect thereto.

(e) Vacation: Sick Leave. Executive shall be entitled to a paid vacation (taken consecutively or in segments) of three (3) weeks during each fiscal year, adjusted pro rata for any partial year during the term hereof, during which time he shall receive full compensation as provided in Paragraphs 4(a) and 4(b). Such vacation may be taken at such times as is reasonably consistent with proper performance by Executive of his duties and responsibilities hereunder. In addition to the foregoing vacation, Executive shall be entitle to take sick or medical leave, from time to time as may be reasonable necessary.

(f) Benefits. In addition to the compensation under Paragraph 4(a), Executive, during the term of this Agreement, shall be entitled to participate in all pension, retirement, and profitsharing plans, all medical, hospital, major medical, life insurance, and statutory disability coverage plans and all other employee benefit plans, in each case, which the Corporation may from time to time make generally available to other executives of the Corporation, on the same basis as such plan or plans and benefits are made generally available to such individuals.

5.  Termination of Employment.

(a)  Termination for Cause.  The Corporation may terminate this
Agreement for cause immediately upon written notice to Executive.
"Termination for cause" shall mean discharge by the Corporation on the following grounds:

(i)   Executive's conviction in a court of law for a felony.
(ii) Dishonesty or willful misconduct, including without limitation Executive's embezzlement or theft from the Corporation.
(iii) Executive's gross insubordination.
(iv) Executive's unsatisfactory job performance as determined by the board of directors of the Corporation or BAB, which performance continues for six (6) months after Executive has received written notice of such unsatisfactory job performance from the Corporation or BAB.

     Upon such termination for cause, Executive shall lose all right, title and interest in and to all payment required to be made in accordance with the provisions of this Agreement, and the Corporation shall have no further obligation to Executive hereunder, except for compensation in which Executive has a vested right under the terms and conditions of any plan or program pursuant to which such benefits were granted.

(b)  Termination by Corporation Without Cause.
If the Corporation shall terminate Executive's employment for any reason which is not for cause as specifically identified in Paragraph 5(a) hereof, then the Corporation shall pay Executive severance pay, such payment to be made, as determined by Executive at the time of termination without cause, in either of the following methods: (i) one-half (1/2) of the payment due Executive for the remainder of the Base Term to be paid in one lump sum cash payment to Executive and such payment to be made within three (3) business days of the date of termination without cause; or (ii) the full compensation due Executive for the remainder of the Base Term, such payment to be made in continuing monthly cash payments, commencing with the first employee payroll date following termination without cause. In addition to the foregoing, Executive shall receive any compensation in which Executive has a vested right under the terms and conditions of any plan or program under which such benefits were granted.

(c)  Executive's Termination of Employment.
If Executive terminates this Employment Agreement at any time, Executive shall forfeit his right to severance pay under this Paragraph 5.

6.  Restrictive Covenants and Confidentiality: Injunctive Relief.

(a) Executive agrees as a condition to the Corporation agreeing to employ Executive and to the performance by the Corporation of its obligations hereunder, particularly it's obligations under Paragraph 4 hereof and for a period of two (2) years thereafter, Executive will not (i) in any way , directly or indirectly, whether for his account or for the account of any other person, firm, corporation or other entity, engage in, represent, furnish consulting services to, be employed by, or have any interest in (whether as owner, principal, director, officer, partner, agent, consultant, stockholder or otherwise) any busniess which is a direct competitor, (ii) induce or attempt to induce any person or entity which is a customer or franchisee of the Corporation or any of its affiliates as of the date of termination of Executive's employment (or was a customer thereof within the one year prior to such termination) to cease doing business in whole or in part with the Corporation, or (iii) solicit, entice or induce any person who shall then be an employee of the Corporation to become employed by any other person, firm or corporation or to leave their employment with the Corporation, and Executive shall not approach any such employee for such purpose of authorize or knowingly approve the taking of such actions by any other person. Notwithstanding the foregoing, the Corporation acknowledges that an actions taken by Executive to take over the operation of a certain bakery shop located in the State of New York, in its capacity as Payee under a certain promissory Note delivered in favor of Executive, for the purposes of selling such bakery, will not constitute a breach of the foregoing covenant against competition by which Executive is bound.

The restrictions contained in this Paragraph 6(a) shall apply in the specific geographic areas and customer markets within such geographic areas served by the Corporation or its affiliates or franchisees at any time during, or upon termination of, Executive's employment.

Nothing in the foregoing shall prohibit Executive from engaging in any business that is not in competition with the corporation after termination of employment for cause by the corporation, or investing in the securities of any corporation having securities listed on a national securities exchange, provided that such investment does not exceed 5% of any class of securities of any corporation engaged in business in competition with the Corporation, and provided that such ownership represents a passive investment and that neither Executive nor any group of persons including him, in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

(b) Executive acknowledges that during the term of his employment, he will have access to confidential information of the corporation, including information about business plans, costs, customers, profits, markets, sales, products, key personnel, pricing policies,operational methods, other business affairs and methods and other information not available to the public or in the public domain (hereinafter referred to as a "Confidential Information"). In recognition of the foregoing, Executive covenants and agrees that (I) except required by his duties to the Corporation, Executive will keep secret all Confidential Information of the corporation and will not, directly or indirectly, either during the term of his employment hereunder or for a period of two years after corporation's termination of Executive's employment for cause, disclose or disseminate to anyone or make use of, for any purpose whatsoever except for the benefit of the corporation and (ii) Executive will promptly deliver to the Corporation all tangible materials and objects containing Confidential Information (including all copies thereof, whether prepared by Executive or others) which he may possess or have under his control. The term "Confidential Information" shall not include any information which an be demonstrated
(i) to be generally known in the industry or to the public other than through breach of Executive's obligations hereunder, (ii) to have been in Executive's possession prior to his employment with the corporation and not assigned to the Corporation, or (iii) to have been disclosed to Executive by an independent third party not under any obligation or confidentiality.

(c) The parties agree that either party may assert a claim arising under this Agreement, in the United States District Court for the Northern District of Illinois, or if such court does not have subject matter jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the State of Illinois, and both parties consent to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

(d) In the event of any breach or violation of the restriction contained in subparagraph (a) above, the period therein specified shall abate during the time of any violation thereof and that portion remaining a the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured.

(e) Executive represents that he has, prior to the execution of this Agreement, reviewed this Agreement thoroughly with his legal counsel.

8. Survival. The provisions of paragraphs 6 and 7 shall survive the termination of employment under this Agreement for any reason whatsoever.

9.  Miscellaneous.

(a) Any and all notices or other communications given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered in person, or three days after mailing, if mailed within the continental United States, postage prepaid, by registered or certified mail, to the party entitled to receive same, at his or its address set forth in the preamble hereto, or such other address or addresses as either party shall specify in a notice given in conformity with the provisions of this paragraph.

(b) This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto with respect to the employment of Executive by the Corporation.
This Agreement constitutes the entire agreement between the parties with respect to the matters herein provided, and no modifications, amendments or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto.

(c) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive hereunder are of a person nature and shall not be assignable or delegable in whole or in part by Executive.

(d) If any provision of this Agreement or application thereof to anyone, under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforeability shall not affect any other provision of application of this Agreement which can be given effect without the invalid or unenforceable provision or applicant and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

(e) No remedy conferred upon any party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by any party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

(f) This Agreement may be executed in several counterparts, each which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

(g) The validity, interpretation, construction performance and enforcement of the Agreement shall be governed by the laws of the State of Illinois.

(h) The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of the Agreement.

IN WITNESS HEREOF, the parties have executed this Agreement as of the date and year first above written.

                                      CORPORATION:

                                      My Favorite Muffin, Too, Inc.
Attest:  s/Theodore P. Noncek          By:  s/Michael Evans
         ------------------------      ---------------------------



                                      EXECUTIVE:


 Witness:s/Theodore P. Noncek         s/Owen A. Stern
         ------------------------     ----------------------------
                                      Owen A. Stern


                                      The Corporation's parent,
                                      BAB Holdings, Inc.,
                                      hereby consents to the foregoing
                                      Employment Agreement.


                                      BAB HOLDINGS, INC.
Attest:s/Theodore P. Noncek           By :s/Michael Evans
       --------------------------     ------------------------------